Exhibit 99.1

Second U.S. Patent Issued for Safety Shot’s JW-700 Which Boosts Effectiveness of Minoxidil (Rogaine®) in $1.5 Billion Hair Growth Market

●	Product launched in India is exceeding sales expectations and is slated for introduction into 30 other countries through a distribution partnership with Cosmofix & San Pellegrino.
●	Added Dr. Ready’s, a 2.99B revenue yearly company, to our liciensee list
●	Clinical trial results demonstrating efficacy in hair growth expected Q4 2023—data to support upcoming launch of product in the U.S. and other major markets

JUPITER, FL – October 25, 2023 – Safety Shot Inc. (Nasdaq: SHOT) today announced the U.S. Patent and Trademark Office has issued Patent No. US 11,766,392 for JW-700, a topical treatment designed to improve minoxidil’s efficacy, marking a significant milestone in the development of treatments for androgenetic alopecia, or hair loss. This is the second U.S. patent issued for JW-700 this year and adds to the growing global IP estate for Safety Shots Legacy products.

Minoxidil is a widely used for the treatment of hair loss sold under brand names including Rogaine® and Hair Regrowth for Men®. JW-700 is clinically shown to increase the sulfotransferase enzymes needed for minoxidil to work by up to 7-X over a two-week period. This issued patent discloses composition and methods for inducing the expression of sulfotransferases in hair follicles and expands patent protection on JW-700’s new formulation. An ongoing clinical study of JW-700 in India was recently completed and is now in the final stages of analysis.

JW-700 has been licensed to Taisho, a $2.6 billion revenue company, in Japan, and to Sanpellegrino Cosmetics and Cosmofix Technovation in India, where it is marketed under the brand name MinoxiBoost, as well as 30 other countries in Asia and the Middle East including the Philippines, Malaysia, Kuwait, Morocco, and Saudi Arabia. In India product is marketed by leading companies, , Glenmark, Eris-Oaknet, Cipla and now Dr Reddys (November 2023 launch)

“This new, broader U.S. patent, encompassing new formulations, is a crucial component of Safety Shot’s ongoing pursuit of the $1.5 billion minoxidil hair loss market. Following its launch in India in July of 2023, sales of MinoxiBoost have exceeded all expectations and we expect our distribution partners will continue to deliver robust sales,” stated Safety Shot’s CEO Brian John. “The recently completed clinical trial is a vital next step to support a full launch of JW-700 in the U.S. and other key markets. We look forward to reporting data in the coming weeks as well as the launch of this incredible product in the USA.”

Safety Shot is focused on its functional beverage, Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. The Company is consolidating the rest of its legacy healthcare and wellness assets, including JW-700, into a subsidiary which it intends to list publicly as a separately traded entity for the benefit of Safety Shot and its shareholders.

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About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. The Company plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on X (formerly known as Twitter) and LinkedIn.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Safety Shot Media Contact:

Phone: 561-244-7100

Email: investors@safetyshotholdings.com

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